EXHIBIT 5.1

Matthew B. Hemington

T: +1 650 843 5062

hemingtonmb@cooley.com

July 21, 2014

CymaBay Therapeutics, Inc.

799 Gateway Blvd.

Suite 130

Newark, CA 94560

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CymaBay Therapeutics, Inc. a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to an aggregate of 575,000 shares of common stock, par value $0.0001 per share of the Company (the “Shares”), including 75,000 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-195127), declared effective on July 21, 2014 (the “Prior Registration Statement”), including the prospectus which forms a part of such Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, the Prior Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware, as amended.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

CymaBay Therapeutics, Inc.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Matthew B. Hemington
Matthew B. Hemington

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM